Exhibit (28)(m)(12) to Form N-1A

Exhibit 1 under Item 601/Reg. S-k\K

1/18/13 – Federated Mid-Cap Growth Strategies Fund changed its name to Federated MDT Mid-Cap Growth Strategies Fund

12/31/12 – Federated Prudent Absolute Return Fund changed its name to Federated Absolute Return Fund

8/1/12 – Federated Market Opportunity Fund changed its name to Federated Prudent Absolute Return Fund

3/17/08 - Federated Technology Fund merged into Federated MDT Small Cap Growth Fund

6/22/07 - Federated Large Cap Growth Fund –merged into Federated MDT Large Cap Growth Fund

6/30/04 - Federated Growth Strategies Fund name changed to Federated Mid Cap Growth Strategies

EXHIBIT B

to the

Distribution Plan

FEDERATED EQUITY FUNDS:

Federated Capital Appreciation Fund

Federated Growth Strategies Fund

Federated Kaufmann Fund

Federated Kaufmann Small Cap Fund

Federated Large Cap Growth Fund

Federated Market Opportunity Fund

Federated Technology Fund

Class C Shares

This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Equity Funds with respect to the Class C Shares of the portfolios of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of the portfolios of Federated Equity Funds held during the month.

Witness the due execution hereof this 1st day of March, 2004.

FEDERATED EQUITY FUNDS

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President

1/18/13 – Name changed to Federated MDT Mid-Cap Growth Strategies Fund

12/31/10 - Class K Shares were renamed Class R Shares

EXHIBIT I

to the

Distribution Plan

FEDERATED EQUITY FUNDS:

Federated Mid-Cap Growth Strategies Fund

Class K Shares

This Amendment to the Distribution Plan is adopted as of the 18th day of August, 2006, by Federated Equity Funds with respect to the Class K Shares of the portfolios of the Trust set forth above.

As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class K Shares of the portfolios of Federated Equity Funds held during the month.

Witness the due execution hereof this 1st day of September, 2006.

FEDERATED EQUITY FUNDS

By: /s/ J. Christopher Donahue

Name: J. Christopher Donahue

Title: President